Exhibit 99.3

MAX RE CAPITAL LTD. REPORTS FIRST QUARTER NET INCOME OF $0.87 PER DILUTED SHARE:

Hamilton, Bermuda, May 3, 2004 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended March 31, 2004 of $43.0 million, or net income of $0.87 per diluted share, compared to net income of $14.6 million, or net income of $0.38 per diluted share, for the three months ended March 31, 2003. Net operating income before minority interest, which represents net income before minority interest reduced by net realized gains on sale of fixed maturities, for the three months ended March 31, 2004 was $37.2 million, or net operating income of $0.75 per diluted share, compared with net operating income before minority interest of $14.7 million, or net operating income of $0.32 per diluted share, for the three months ended March 31, 2003.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our first quarter produced record premiums written largely attributable to strong growth in traditional reinsurance and insurance. Our property and casualty business continues to show improved underwriting profits reflecting our change in product mix over the last eighteen months. Our favorable net operating income result this quarter is attributable to profitable traditional reinsurance and insurance underwriting and a return of 4.1% on the alternative investment portfolio.”

Gross premiums written for the three months ended March 31, 2004 were $439.5 million, coming entirely from property and casualty underwriting, compared to $430.5 million, all from property and casualty underwriting, for the three months ended March 31, 2003. Traditional reinsurance and alternative risk products accounted for 49.1% and 41.3%, respectively, of gross premiums written in the three months ended March 31, 2004, compared to 26.5% and 71.4%, respectively, of gross premiums written for the three months ended March 31, 2003. Net premiums earned for the three months ended March 31, 2004 were $198.9 million compared to $143.7 million for the same period of 2003.

Net investment income for the three months ended March 31, 2004, increased to $18.8 million, from $14.5 million for the same period in 2003 and is principally attributable to increased holdings of cash and fixed maturities during the three months ended March 31, 2004 compared to the three months ended March 31, 2003. Net gains on alternative investments for the three months ended March 31, 2004 were $38.5 million, or a 4.1% rate of return, compared to net gains on alternative investments of $21.8 million, or a 3.1% rate of return, for the same period of 2003. Invested assets were $2.8 billion as of March 31, 2004, with an allocation of approximately 65.0% to cash and fixed maturities and 35.0% to alternative investments.

Total revenue for the three months ended March 31, 2004 increased 43% to $263.2 million, compared to $184.5 million of total revenue for the same period in 2003. Growth in revenue in the three months to March 31, 2004 is principally attributable to the 38% increase in net premiums earned over the same period in 2003 and the 77% increase in net gains on alternative investments.

Losses, benefits and experience refunds were $166.4 million for the three months ended March 31, 2004 compared to $114.5 million for the same period in 2003. The increase in losses, benefits and experience refunds for the three months ended March 31, 2004 is principally attributable to the increase in premiums earned. There were no significant adjustments to loss, benefit and experience refund reserves during the three months ended March 31, 2004.

Acquisition costs for the three months ended March 31, 2004 decreased by 18.0% to $31.8 million compared to $38.7 million for the three months ended March 31, 2003. The reduction is attributable to the change in product mix, with traditional reinsurance and insurance products having lower acquisition costs compared to alternative risk transfer products.

Interest expense for the three months ended March 31, 2004 has increased 98% from the same period in 2003. The increase is principally attributable to additional funds withheld from reinsurers and a higher average interest crediting rate on the funds withheld balances with those reinsurers during the three months ended March 31, 2004.

General and administrative expenses for the three months ended March 31, 2004 were $10.2 million compared to $8.2 million for the same period in 2003. General and administrative expenses for the three months ended March 31, 2004 were 5.1% of net premiums earned compared to 5.7% of net premiums earned for the three months ended March 31, 2003.

Shareholders’ equity was $866.9 million at March 31, 2004. Book value per share at March 31, 2004 was $18.96 per share, compared to $17.82 at December 31, 2003. Return on average shareholders’ equity for the trailing 12 month period was 16.9%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$171,467	$201,515
Fixed maturities, available for sale at fair value	1,666,500	1,604,430
Alternative investments, at fair value	988,077	831,359
Accrued interest income	15,840	14,608
Premiums receivable	454,391	389,393
Losses recoverable from reinsurers	305,522	273,711
Funds withheld	19,216	56
Deferred acquisition costs	129,901	87,116
Deferred charges	9,774	5,259
Prepaid reinsurance premiums	75,248	67,343
Other assets	28,418	20,769

Total assets	$3,864,354	$3,495,559

LIABILITIES
Property and casualty losses and experience refunds	$1,137,861	$991,687
Life and annuity benefits and experience refunds	474,025	480,099
Deposit liabilities	242,774	267,350
Funds withheld from reinsurers	238,702	213,483
Unearned property and casualty premiums	678,194	471,625
Reinsurance balances payable	54,233	74,693
Accounts payable and accrued expenses	21,666	41,392
Bank loan	150,000	150,000

Total liabilities	2,997,455	2,690,329

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 45,725,811 (2003 - 45,184,611) shares issued and outstanding	45,726	45,185
Additional paid-in capital	650,354	637,772
Loans receivable from common share sales	(11,965)	(11,965)
Unearned stock grant compensation	(15,694)	(4,032)
Accumulated other comprehensive income	44,380	25,790
Retained earnings	154,098	112,480

Total shareholders’ equity	866,899	805,230

Total liabilities and shareholders’ equity	$3,864,354	$3,495,559

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2004	2003
REVENUES
Gross premiums written	$439,531	$430,545
Reinsurance premiums ceded	(42,787)	(31,852)

Net premiums written	$396,744	$398,693

Earned premiums	$233,290	$158,065
Earned premiums ceded	(34,392)	(14,337)

Net premiums earned	198,898	143,728

Net investment income	18,846	14,507
Net gains on alternative investments	38,476	21,802
Net realized gains on sale of fixed maturities	5,781	2,490
Other income	1,168	2,002

Total revenues	263,169	184,529

LOSSES AND EXPENSES
Losses, benefits and experience refunds	166,385	114,463
Acquisition costs	31,783	38,737
Interest expense	11,843	5,981
General and administrative expenses	10,169	8,196

Total losses and expenses	220,180	167,377

INCOME BEFORE MINORITY INTEREST	42,989	17,152

Minority interest	—	(2,590)

NET INCOME	42,989	14,562

Change in net unrealized appreciation of fixed maturities	18,729	(728)
Foreign currency translation adjustment	(139)	—

COMPREHENSIVE INCOME	$61,579	$13,834

Basic earnings per share	$0.94	$0.38

Diluted earnings per share	$0.87	$0.38

Diluted net operating earnings per share	$0.75	$0.32

Weighted average shares outstanding - basic	45,547,393	38,172,645

Weighted average shares outstanding - diluted	49,332,004	45,293,477

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Three months ended March 31,
	2004	2003
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	45,185	37,999
Issue of shares	541	335
Repurchase of shares	—	(202)

Balance, end of period	45,726	38,132

Additional paid-in capital
Balance, beginning of period	637,772	526,582
Issue of common shares	12,453	3,633
Stock option expense	129	—
Repurchase of shares	—	(2,140)

Balance, end of period	650,354	528,075

Loans receivable from common share sales
Balance, beginning of period	(11,965)	(12,575)
Loans granted	—	—
Loans repaid	—	610

Balance, end of period	(11,965)	(11,965)

Unearned stock grant compensation
Balance, beginning of period	(4,032)	(2,656)
Stock grants awarded	(12,994)	(3,741)
Amortization	1,332	518

Balance, end of period	(15,694)	(5,879)

Accumulated other comprehensive income
Balance, beginning of period	25,790	49,108
Holding gains on fixed maturities arising in period	24,510	1,594
Net realized gains included in net income	(5,781)	(2,490)
Currency translation adjustments	(139)	—
Allocation to minority interest	—	168

Balance, end of period	44,380	48,380

Retained earnings (deficit)
Balance, beginning of period	112,480	(4,299)
Net income	42,989	14,562
Dividends paid	(1,371)	(766)

Balance, end of period	154,098	9,497

Total shareholders’ equity	$866,899	$606,240

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31
	2004	2003
OPERATING ACTIVITIES
Net income	$42,989	$14,562
Adjustments to reconcile net income to net cash from operating activities:
Minority interest share of income	—	2,590
Amortization of unearned stock based compensation	1,461	518
Amortization of discount on fixed maturities	2,046	1,111
Net realized gains on sale of fixed maturities	(5,781)	(2,490)
Net gains on alternative investments	(38,476)	(21,802)
Accrued interest income	(1,232)	(1,403)
Premiums receivable	(64,998)	(185,815)
Losses recoverable from reinsurers	(31,811)	(11,298)
Funds withheld	(19,160)	(15,691)
Deferred acquisition costs	(42,785)	(71,088)
Deferred charges	(4,515)	1,168
Prepaid reinsurance premiums	(7,905)	(17,517)
Other assets	(7,649)	(2,325)
Property and casualty losses and experience refunds	146,174	98,928
Life and annuity benefits and experience refunds	(6,074)	(9,037)
Funds withheld from reinsurers	25,219	12,909
Unearned property and casualty premiums	206,569	272,501
Reinsurance balances payable	(20,460)	4,208
Accounts payable and accrued expenses	(19,726)	(3,125)

Cash from operating activities	153,886	66,904

INVESTING ACTIVITIES
Purchase of fixed maturities	(374,228)	(164,953)
Sales (purchases) of alternative investments	(118,570)	(60,713)
Sales of fixed maturities	322,061	103,323
Redemptions of fixed maturities	12,889	26,500

Cash used in investing activities	(157,848)	(95,843)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	—	227
Repurchases of common shares	—	(2,343)
Proceeds from bank loan	—	50,000
Dividends	(1,371)	(766)
Distributions to minority shareholders	—	(142)
Deposit liabilities	(24,576)	(902)
Notes and loans repaid	—	610

Cash from (used in) financing activities	(25,947)	46,684

Effect of exchange rate on cash	(139)	—

Net increase (decrease) in cash and cash equivalents	(30,048)	17,745

Cash and cash equivalents, beginning of period	201,515	92,103

CASH AND CASH EQUIVALENTS, END OF PERIOD	$171,467	$109,848

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $1,152 and $708 for the three months ended March 31, 2004 and 2003, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - MARCH 31, 2004

	Property & Casualty				Life & Annuity	Corporate	Consolidated
Year to Date Segment Information: (in 000’s US$)	Traditional Reinsurance	Alternative Risk	Traditional Insurance	Total
Gross premiums written	$216,016	$181,725	$41,790	$439,531	$—	$—	$439,531
Reinsurance premiums ceded	(11,714)	(8,425)	(22,648)	(42,787)	—	—	(42,787)

Net premiums written	$204,302	$173,300	$19,142	$396,744	$—	$—	$396,744

Earned premiums	$73,550	$112,029	$47,711	$233,290	$—	$—	$233,290
Earned premiums ceded	(5,225)	(11,012)	(18,155)	(34,392)	—	—	(34,392)

Net premiums earned	68,325	101,017	29,556	198,898	—	—	198,898

Net investment income	—	—	—	—	—	18,846	18,846
Net gains on alternative investments	—	—	—	—	—	38,476	38,476
Net realized gains on sales of fixed maturities	—	—	—	—	—	5,781	5,781
Other income	—	—	—	—	—	1,168	1,168

Total revenues	68,325	101,017	29,556	198,898	—	64,271	263,169

Losses, benefits and experience refunds	48,760	87,677	22,228	158,665	7,720	—	166,385
Acquisition costs	12,317	18,090	1,160	31,567	216	—	31,783
Interest expense	—	—	—	—	—	11,843	11,843
General and administrative expenses	984	1,154	161	2,299	871	6,999	10,169

Total losses and expenses	62,061	106,921	23,549	192,531	8,807	18,842	220,180

Net income (loss) before minority interest	$6,264	$(5,904)	$6,007	$6,367	$(8,807)	$45,429	$42,989

Loss Ratio	71.4%	86.8%	75.2%	79.8%
Combined Ratio	90.8%	105.8%	79.7%	96.8%

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Last 12 Months	Last 36 months**
Cash and Fixed Maturities	$1,837,967	65.0%	2.40%	4.51%	6.62%

Global Macro	$115,830	4.1%	3.30%	20.64%	11.74%
Long / Short Equity	96,277	3.4%	6.53%	22.69%	5.09%
Convertible Arbitrage	90,491	3.2%	3.30%	8.20%	10.64%
Diversified Arbitrage	153,869	5.4%	3.62%	11.02%	9.37%
Distressed Securities	137,470	4.9%	5.76%	43.57%	19.06%
Opportunistic	22,036	0.8%	6.08%	9.52%	6.03%
Emerging Markets	61,069	2.2%	5.20%	27.99%	16.00%
Fixed Income Arbitrage	65,492	2.3%	2.95%	15.93%	12.21%
Event-Driven Arbitrage	60,198	2.1%	6.68%	29.29%	11.96%
Commodity Trading Advisers	51,149	1.8%	6.05%	17.53%	10.51%
Credit Long / Short	56,751	2.0%	3.76%	3.76%	3.76%

MDS	910,632	32.2%	4.27%	18.26%	9.28%

Insurance Underwriting	77,445	2.7%	1.81%	12.02%	10.22%

Alternative Investments	$988,077	35.0%	4.07%	17.67%	9.52%

Total Investments	$2,826,044	100.0%	2.98%	8.95%	7.53%

Comparative returns
Merrill Lynch Master Bond Index			2.66%	5.42%	7.47%
Standard & Poors 500 Stock Index			1.69%	35.10%	0.63%
80% Merrill Lynch Master Index and 20% S&P Index			2.47%	10.88%	6.37%

*	Expressed in thousands of United States Dollars
**	Annualized